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                                                               Exhibit(a)(1)(I)






                         AMERICAN RETIREMENT CORPORATION
                                LETTER TO CLIENTS
                                       TO
                               TENDER OUTSTANDING
               5 3/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2002
                                 IN EXCHANGE FOR
             5 3/4% SERIES A SENIOR SUBORDINATED NOTES DUE 2002 AND
          10% SERIES B CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2008


THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON WEDNESDAY, SEPTEMBER 25, 2002, UNLESS EXTENDED (THE "EXPIRATION DATE").

DEBENTURES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE.

To Our Clients:

         We have enclosed herewith an Amended and Restated Offering Memorandum, dated September 12, 2002, of American Retirement Corporation, a Tennessee corporation (the "Company"), and a related revised Letter of Transmittal, which together constitute the Company's offer (the "Exchange Offer") to exchange its 5 3/4% Series A Senior Subordinated Notes Due September 30, 2002 ("Series A Notes") and 10% Series B Convertible Senior Subordinated Notes Due April 1, 2008 ("Series B Notes"), for its outstanding 5 3/4% Convertible Subordinated Debentures Due 2002 (the "Old Convertible Debentures"), upon the terms and subject to the conditions set forth in the Exchange Offer.

         Each holder of Old Convertible Debentures that participates in the Exchange Offer will receive, for each $1,000 principal amount of Old Convertible Debentures properly tendered and not withdrawn, a combination of (i) not less than $839 and not more than $902 principal amount of our Series A Notes and (ii) not more than $190 and not less than $127 principal amount of our Series B Notes. Although the aggregate principal amount of Series A Notes and Series B Notes to be issued in exchange for each $1,000 principal amount of the Old Convertible Debentures will equal $1,029, the relative principal amount of the Series A Notes and the Series B Notes to be issued in such exchange will be determined based upon the aggregate principal amount of Old Convertible Debentures that are tendered in such exchange.

         The Company will accept for exchange all Old Convertible Debentures tendered up to a maximum aggregate principal amount of $126.0 million. If more than $126.0 million of the Old Convertible Debentures is submitted under the Exchange Offer, the Company will select the Old Convertible Debentures to be exchanged pro rata, disregarding fractions, according to the aggregate principal amount of Old Convertible Debentures tendered by each holder of Old Convertible Debentures. Any Old Convertible Debentures tendered by you but not selected shall remain outstanding upon completion of the Exchange Offer and shall be returned to you, or in the case of Old Convertible Debentures tendered by book entry transfer, will be credited to your account at the Depository Trust Company, in either case at the sole expense of the Company.

         The Exchange Offer is subject to the conditions set forth in the Amended and Restated Offering Memorandum in the section captioned "The Exchange Offer -- Conditions to the Exchange Offer."


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         We are the holder of record of Old Convertible Debentures held by us for your account. A tender of such Old Convertible Debentures can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Convertible Debentures held by us for your account.

         We request instructions as to whether you wish to tender any or all of the Old Convertible Debentures held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations and warranties contained in the Letter of Transmittal.

Very truly yours,




PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.


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                     INSTRUCTION TO REGISTERED HOLDER AND/OR
                         BOOK-ENTRY TRANSFER PARTICIPANT

To Registered Holder and/or Participant in the Book-Entry Transfer Facility:

         The undersigned hereby acknowledges receipt of the Amended and Restated Offering Memorandum, dated September 12, 2002 (the "Offering Memorandum"), of American Retirement Corporation, a Tennessee corporation (the "Company"), and the accompanying revised Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its 5 3/4% Series A Senior Subordinated Notes Due September 30, 2002 and 10% Series B Convertible Senior Subordinated Notes Due April 1, 2008, for its outstanding 5 3/4% Convertible Subordinated Debentures Due 2002 (the "Old Convertible Debentures").

         This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Convertible Debentures held by you for the account of the undersigned.

         The aggregate face amount of the Old Convertible Debentures held by you for the account of the undersigned is (FILL IN AMOUNT):

                  $__________ of the 5 3/4% Convertible Subordinated Debentures
                              Due 2002

         With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

         [ ] To TENDER the following Old Convertible Debentures held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OLD CONVERTIBLE DEBENTURES TO BE TENDERED) (IF ANY):

         $__________ of the 5 3/4% Convertible Subordinated Debentures Due 2002

         [ ] NOT to TENDER any Old Convertible Debentures held by you for the account of the undersigned.


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                                    SIGN HERE


Name of beneficial owner(s):
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                                              Signature(s)



Name(s):
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                                    (Please Print)


Address:
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Telephone number:
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Taxpayer Identification or Social Security Number:
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Date:
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